UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

ALTO INGREDIENTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1300 South Second Street Pekin, Illinois	61554
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 710-2586

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ALTO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 23, 2026, at the 2026 Annual Meeting of Stockholders of Alto Ingredients, Inc. (the “Company”), the Company’s stockholders approved the Alto Ingredients, Inc. 2026 Omnibus Incentive Plan (the “2026 Plan”). The 2026 Plan was previously approved by the Company’s Board of Directors, subject to stockholder approval.

The 2026 Plan provides for the grant of equity and equity-based awards, including stock options (which may be incentive stock options or nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance-based awards and other share-based and cash-based awards, to officers, non-employee directors, employees, consultants and advisors of the Company and its subsidiaries, including the Company’s named executive officers. The 2026 Plan is administered by the Compensation Committee of the Board of Directors, which has discretion to determine the individuals who receive awards, the types and amounts of awards granted, and the terms and conditions of such awards (including any performance goals). The maximum number of shares of the Company’s common stock that may be issued under the 2026 Plan is 7,000,000 shares, subject to adjustment for certain corporate events as described in the 2026 Plan. Unless earlier terminated in accordance with its terms, the 2026 Plan will remain in effect until June 23, 2036.

The foregoing description of the 2026 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2026 Plan and the more detailed description of the 2026 Plan contained in the Company’s definitive proxy statement for the 2026 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 30, 2026 (the “Proxy Statement”), under the caption “Proposal Three – Approval of 2026 Omnibus Incentive Plan – Summary of the 2026 Plan,” each of which is incorporated herein by reference. A copy of the 2026 Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2026 Annual Meeting of Stockholders of Alto Ingredients, Inc. (the “Annual Meeting”) was held on June 23, 2026. The following proposals were approved at the Annual Meeting by the votes indicated:

Proposal One: To elect five directors to serve on the Company’s board of directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. The nominees for election were Gilbert E. Nathan, Bryon T. McGregor, Dianne S. Nury, Maria G. Gray and Alan R. Tank.

The following nominees were elected by the votes indicated to serve as directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified:

Name	Total Votes for Director	Total Votes Withheld from Director	Total Broker Non-Votes
Gilbert E. Nathan	26,688,075	849,186	20,929,947
Bryon T. McGregor	29,943,055	594,206	20,929,947
Dianne S. Nury	26,447,652	1,089,609	20,929,947
Maria G. Gray	26,447,918	1,089,343	20,929,947
Alan R. Tank	26,601,086	936,175	20,929,947

Proposal Two: To approve the 2025 compensation of the Company’s named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“say-on-pay”).

Total Votes
For	25,740,806
Against	1,044,080
Abstain	752,375
Broker Non-Votes	20,929,947

Proposal Three: To approve the Company’s 2026 Omnibus Incentive Plan.

Total Votes
For	25,660,172
Against	1,406,965
Abstain	470,124
Broker Non-Votes	20,929,947

Proposal Four: To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Total Votes
For	47,300,626
Against	1,027,058
Abstain	139,524
Broker Non-Votes	N/A

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Alto Ingredients, Inc. 2026 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2026	ALTO INGREDIENTS, INC.

	By:	/s/ AUSTE M. GRAHAM
Auste M. Graham,
Chief Legal Officer & Secretary

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